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                                  Exhibit 5(e)
                                  ------------

                 Cash Management and Related Services Agreement
                           with The Bank of New York


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     CASH MANAGEMENT AND RELATED SERVICES AGREEMENT, dated as of May 12th, 1993 between each entity listed on Schedule A hereto (each a "Fund", collectively the "Funds"), and The Bank of New York (the "Bank").

                            W I T N E S S E T H :

     That in consideration of the mutual agreements and covenants herein contained, the Bank and each Fund hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

     1. "ACCOUNT AVAILABLE BALANCE" shall mean with respect to an Account for any given day during a calendar month a positive or negative dollar amount equal to (A) if such day is a Business Day, the Account Available Balance as of the close of the last preceding Business Day plus a positive or negative dollar amount equal to the difference, if any, between the Chargeable Credits with respect to such day and such Account and the Chargeable Debits with respects to such day and such Account, and (B) if such day is not a Business Day, the Account Available Balance as of close of the last preceding Business Day, except that both (A) and (B) shall be reduced by the United States Federal Reserve reserve requirements then applicable to the Bank with respect to such Account. The Account Available Balance of an Account shall be zero on the date immediately preceding the first date on which an entry, consisting of either a Chargeable Credit or Chargeable Debit, is first made to such Account hereunder.

     2. "ACCESS" shall mean any on-line communication system provided by the Bank hereunder whereby either the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication, or the sender is required to provide a password or other identification code.

     3. "AUTHORIZED PERSON" shall mean either (A) any person duly authorized by corporate resolutions of the board of directors of a Fund to give Oral and/or Written Instructions on behalf of such Fund, such persons to be designated in a certificate, substantially in the form of Exhibit A, which contains a specimen signature of such person, or (B) any person sending or transmitting any instruction or direction through ACCESS, except as otherwise provided in
Article V, Section 5 hereof.

     4. "BUSINESS DAY" shall mean any day on which the Federal Reserve Bank of New York is open for business, except for any such day on which the Bank is required by law or regulation to be closed, or elects to be closed.

     5. "CALENDAR MONTH EARNINGS CREDIT" shall mean with respect to an Account for any calendar month the dollar amount, whether positive or negative, equal to the sum of the Gross Calendar Month Earnings Credit with respect to such Account for such calendar month and the Monthly Overdraft Charges with respect to such Account for such calendar month.

     6. "CHARGEABLE CREDITS" shall mean with respect to an Account for any given day during a calendar month a positive amount of dollars equal to the sum, if any, of (A) the aggregate dollar amount of Federal Funds credited to such Account by the Bank in accordance with the then applicable availability schedule of the Federal Reserve Bank of New York, and (B) the aggregate dollar amount of Bank internal transfers of Federal Funds to such Account.

     7. "CHARGEABLE DEBITS" shall mean with respect to an Account for any given day during a calendar month a negative dollar amount equal to the sum, if any, of (A) the aggregate dollar amount of Federal Funds relating to such Account charged against the Bank by the Federal Reserve Bank of New York on or as of such day, and (B) the aggregate dollar amount of drafts drawn on such Account which are deposited in the Bank by customers of the Bank on such day, or Bank internal transfers from, or charges to, such Account.

     8. "DAILY EARNINGS" shall mean with respect to an Account for any day during a calendar month a positive dollar amount equal to the product of (A) the positive Account Available Balance, if any, of such Account for such day, multiplied by (B) the Daily Earnings Rate for such day. The Daily Earnings with respect to an Account for any day during a calendar month on which the Account Available Balance of such Account is negative shall be zero.

     9. "DAILY EARNINGS RATE" shall mean for any day during a calendar month one three hundred and sixty-fifth of the 91 day U.S. Treasury Bill discount rate of the Monday auction first preceding such day (whether or not such day is a Monday,



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and whether or not such Monday auction was in the immediately prior month), as such Monday auction 91 day U.S. Treasury Bill discount rate is reported in The Wall Street Journal.

     10. "DAILY OVERDRAFT CHARGES" shall mean with respect to an Account for any day during any calendar month a negative dollar amount equal to the product, if any, of (A) the negative Account Available Balances, if any, with respect to such Account for such day during such calendar month, multiplied by (B) the Overdraft Rate.

     11.    "FEDERAL FUNDS" shall mean immediately available same day funds.

     12. "GROSS CALENDAR MONTH EARNINGS CREDIT" shall mean with respect to an Account for any calendar month a positive dollar amount equal to the aggregate sum of the Daily Earnings of such Account for such calendar month.

     13. "MONTHLY OVERDRAFT CHARGES" shall mean with respect to an Account for any calendar month a negative dollar amount equal to the aggregate sum of the Daily Overdraft Charges with respect to such Account for such calendar month which have not been previously paid to the Bank by the Fund to which such Account relates.

     14. "ORAL INSTRUCTIONS" shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

     15. "OVERDRAFT RATE" shall mean with respect to an Account for any calendar day during any calendar month a rate equal to one three hundred and sixtieth of the sum of (A) one-half percent, and (B) the greater of (i) the prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time, in effect on such calendar day, and (ii) 6%.

     16. "SHARES" shall mean all or any part of each class of the shares of capital stock, beneficial interest, or limited partnership interest of a Fund, as the case may be, which are authorized and/or issued from time to time.

     17. "SHAREHOLDER" shall mean any record holder of any Shares, as identified to the Bank from time to time pursuant to this Agreement.

     18. "WRITTEN INSTRUCTIONS" shall mean written instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile or through ACCESS.

                                  ARTICLE II
                APPOINTMENT OF BANK; REPRESENTATIONS AND WARRANTIES
                ---------------------------------------------------

     1.     Appointment; Establishment of Accounts. Each Fund hereby appoints
            --------------------------------------
the Bank as its agent for the term of this Agreement to perform the cash management services set forth herein and in Schedules I and II attached hereto and made a part hereof (as such Schedules may be amended or supplemented from time to time by mutual agreement). The Bank hereby accepts appointment as such agent for each appointing Fund and agrees to establish and maintain one or more separate accounts with respect to each Fund (each, an "Account"; collectively, the "Accounts") in order to receive and disburse money for the purposes set forth in this Agreement.

     2.     Representations and Warranties. Each Fund hereby represents and
            ------------------------------
warrants only as to itself, and not jointly, to the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed upon delivery to the Bank of any Oral or Written Instructions, that:

     (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite corporate action and constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, except to the extent such enforcement may be limited by general equity principles or bankruptcy principles; and

     (c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage,


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indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

     3.     Board Resolutions. Each Fund shall provide the Bank with a
            -----------------
certified copy of a resolution of the board of directors of such Fund appointing the Bank as its agent to act hereunder and providing for the creation of such Fund's Account and the execution by such Fund of this Agreement, it being understood that receipt of the same by the Bank shall be a condition precedent to the Bank's establishing an Account for such Fund.

                                 ARTICLE III
                           CASH MANAGEMENT SERVICES
                           ------------------------

     1.     Receipt of Money. The Bank shall receive money for credit to an
            ----------------
            Account only:

     (i) by presentment of drafts by a Fund, but not by a Shareholder of such Fund, at the branch or branches in Manhattan identified from time to time by the Bank to such Fund, provided such presentment is in accordance with the time frames specified by the Bank to such Fund;

     (ii) by mailing of drafts to a post office box designated by the Bank for such purpose, provided such drafts are accompanied by a properly completed investment stub;

     (iii) by wire transfer to an account maintained at the Federal Reserve Bank of New York as identified in writing by the Bank to a Fund;

     (iv) by transfer to an account identified in writing by the Bank to a Fund through the New York Automated Clearing House;

     (v) by transfer from another Account maintained by such Fund with the Bank under this Agreement;

     (vi) by transfer from another account maintained by such Fund with the Bank, including such Fund's custodian account under its Custody Agreement with the Bank as Custodian; and

     (vii)  by transfer from any other account maintained with the Bank.

All money received by the Bank shall be credited upon receipt, but subject to final payment and receipt by the Bank of immediately available funds, and receipt by the Bank of such forms, documents and information as are required by the Bank from time to time and received in the appropriate time frames. The Bank shall be entitled to reverse any credits previously made to a Fund's Account where money is not finally collected or where a credit to such Fund's Account was in error.

     2.     Disbursement of Money. The Bank shall disburse money credited to
            ---------------------
an Account only:

     (i) pursuant to Written Instructions of such Fund transmitted through ACCESS (except as otherwise provided in Article V, Section 7 hereof), to transfer funds as directed by such Fund (including transfers through the Federal Reserve Bank of New York transfer wire and the New York Automated Clearing House);

     (ii) in payment of drafts drawn by any Authorized Person or Shareholder (as appropriate for the particular Account), subject to the terms hereof; and

     (iii) in payment of charges to such Account representing amounts payable to the Bank, and chargeable against such Account, as provided in this Agreement.

The Bank shall be required to disburse money in accordance with the foregoing only insofar as such moneys is immediately available and on deposit with the Bank. All instructions directing the disbursement of money credited to an Account under this Agreement (whether through ACCESS or by Oral Instructions pursuant to Article V hereof) must identify an account to which such money shall be transferred, and include all other information reasonably required by the Bank from time to time. It is understood and agreed that with respect to any such instructions, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g., ABA number or
                                                       ----
account number), the Bank and any other financial institution participating in the funds transfer may rely solely on the unique identifier, even if it identifies a party different than the party


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                                  - 4 -

named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instruction to act as an intermediary in a funds transfer.

     3.     Redemption Drafts; Shareholder Information. (a) Each Fund shall be
            ------------------------------------------
entitled to supply its Shareholders with redemption drafts, but only in a form and substance agreed to by the Bank. The Bank agrees to give each Fund sixty (60) days prior notice of any changes to the form or substance of redemption drafts required by the Bank, provided that if such change is required by applicable rules or procedures of the Federal Reserve or any clearinghouse through which such drafts may be presented, the Bank may as promptly as practicable give such notice which may be less than sixty (60) days.

     (b) Each Fund will promptly furnish to the Bank (i) the name, mailing address and telephone number of each Shareholder of such Fund, and (ii) specimen signatures for all individuals authorized to draw redemption drafts (whether on their own behalf or on behalf of third parties). Each Fund will promptly advise the Bank of individuals no longer authorized to draw redemption drafts.

     4.     Redemption Draft Signature Verification; Returns. (a) Before the
            ------------------------------------------------
close of business on each Business Day the Bank shall (i) compare the signature of the drawer thereof to the authorized signatures on the most recent list of specimen signatures held by the Bank pursuant to Section 3(b) of this Article, and (ii) transmit to each Fund's transfer agent (as identified to the Bank from time to time) a report containing all MICR information for each redemption draft presented for payment. The Bank shall pay all such redemption drafts where the signature of the drawer reasonably appears to be genuine unless either an Authorized Person instructs it not to do so prior to 12:00 p.m. New York time on the next Business Day or a Shareholder instructs it not to do so under the verification procedure set forth in Section 4(c) below.

     (b) An Authorized Person may give the Bank Oral or Written Instructions after 12:00 p.m. on the Business Day after the date of presentment of redemption drafts to return such drafts unpaid to the presenting financial institution for any reason, and the Bank shall use reasonable efforts to comply with such Oral or Written Instructions provided that any such compliance would not prejudice or impair any rights or privileges of the Bank under prevailing draft return procedures and would not be contrary to prevailing industry rules, procedures, customs or practices. Notwithstanding the foregoing, or any other provision in this Agreement or the Schedules hereto, the Bank (i) may return redemption drafts with unauthorized or missing signatures to the presenting financial institution in accordance with prevailing banking industry draft return procedures, and (ii) shall have no obligation to request Oral or Written Instructions with respect to any redemption drafts.

     (c) In the case of redemption drafts in an amount of $100,000 or more, the Bank shall, prior to payment thereof, make at least one attempt by phone to verify the authenticity and amount of such draft with the Shareholder purportedly drawing such draft. The Bank may rely upon the most recent list of Shareholder telephone numbers provided to the Bank by the Fund for this purpose. Each Fund acknowledges that the Bank's obligations under this Section 4(c) are undertaken as an accommodation to each Fund without any prior evaluation by the Bank of such Fund's frequency of paying redemption drafts of $100,000 or more and that consequently such obligations may place an unreasonable administrative or operational burden on the Bank in light of the Bank's processing volume and capabilities. If the Bank in good faith determines that performance of its obligations hereunder has become unreasonably burdensome, it shall so notify each Fund and shall thereafter perform such obligations to the extent practicable. The parties shall thereafter negotiate in good faith to establish a new redemption draft amount above which the Bank shall perform the obligations described herein.

                                 ARTICLE IV
                          OVERDRAFTS OR INDEBTEDNESS
                          --------------------------

     If the Bank in its sole discretion advances funds, or if there shall arise for whatever reason an overdraft or other indebtedness in connection with any Account, such advancement of funds or overdraft with respect to such Account shall be deemed a loan made by the Bank to the Fund to which the Account relates payable on demand, and bearing interest from the date incurred at the Overdraft Rate, such Overdraft Rate to be adjusted on the effective date of any change in the prime commercial lending rate constituting a part thereof. Each Fund hereby agrees with respect to its Account(s) and any such advancement of funds or overdraft that the Bank shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund either hereunder or under such Fund's Custody Agreement with the Bank, or in which the Fund may have an interest which is then in the Bank's possession or control or in possession or control of any third party acting in the Bank's behalf, including in its behalf as Custodian under the Fund's Custody Agreement with the Bank. Each Fund authorizes the Bank, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon at the Overdraft Rate against any balance of accounts standing to the fund's credit on the books of the Bank, including those books maintained by the Bank in its capacity as Custodian for the Fund under its Custody Agreement with the Fund. In addition, each Fund hereby covenants that on each Business Day on which either it intends to enter a reverse repurchase


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agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Fund had outstanding a reverse repurchase agreement or such a borrowing, it shall prior to 9:00 a.m. (New York City time) advise the Bank, in writing, of each such borrowing, shall specify the portfolio or series to which the same relates, and shall not incur any indebtedness not so specified other than from the Bank.

                                 ARTICLE V
                    ACCESS; CALL-BACK SECURITY PROCEDURE
                    ------------------------------------

     1.     Services Generally. Each Fund shall be permitted to utilize ACCESS
            ------------------
to obtain direct on-line access to its Accounts. ACCESS shall permit each Fund at the times mutually agreed upon by the Bank and such Fund to receive reports, make inquiries, instruct the Bank to disburse money in accordance with Article III, and perform such other functions as are more fully set forth in Schedule I hereto.

     2.     Permitted Use; Proprietary Information. (a) Each Fund shall use
            --------------------------------------
ACCESS and the services available thereby only for its own internal and proper business purposes and shall not sell, lease or otherwise provide, directly or indirectly, ACCESS or any of such services or any portion thereof to any other person or entity. Each Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize ACCESS and receive the services thereby, and the Bank shall not be responsible for the reliability or availability of any such equipment or any services used in connection with ACCESS.

     (b) Each Fund acknowledges that all data bases made available as part of, or through ACCESS, and any proprietary data, processes, information and documentation (other than any such which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Bank. Each Fund shall keep the Information confidential by using the same care and discretion that each Fund uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Bank.

     (c) Upon termination of this Agreement for any reason, each Fund shall return to the Bank any and all copies of the Information which are in such Fund's possession or under its control, or distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

     3.     Modifications. The Bank reserves the right to modify ACCESS from
            -------------
time to time without notice to any Fund. Each Fund agrees not to modify or attempt to modify ACCESS without the Bank's prior written consent. Each Fund acknowledges that ACCESS is the property of the Bank and, accordingly, each Fund agrees that any modifications to ACCESS, whether by such Fund or the Bank and whether with or without the Bank's consent, shall become the property of the Bank.

     4.     No Representations or Warranties. Neither the Bank nor any
            --------------------------------
manufacturers or suppliers it utilizes or any Fund utilized in obtaining ACCESS makes any warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

     5.     Security; Reliance; Unauthorized Use. Each Fund will, and will
            ------------------------------------
cause all persons utilizing ACCESS to, treat the user and authorization codes, passwords and authentication keys applicable to ACCESS with extreme care. The Bank is hereby irrevocably authorized to act in accordance with and rely on Written Instructions received by it through ACCESS, provided such Written Instructions are given by or through the Fund. Each Fund acknowledges that it is its sole responsibility to assure that only authorized persons use ACCESS and that the Bank shall not be responsible nor liable for any unauthorized use thereof by or through the Fund.

     6.     Limitations of Liability. (a) Except as otherwise specifically
            ------------------------
provided in Section 6(b) below, the Bank shall have no liability for any losses, damages, injuries, claims, costs or expenses of a Fund arising out of or in connection with any failure, malfunction or other problem relating to any Fund's use of ACCESS, except for money damages suffered as the direct result of the negligence of the Bank in an amount not exceeding for any incident $75,000; provided however, that the Bank shall have no liability under this Section 6(a) if a Fund fails to comply with the provisions of
Section 6(d), unless the failure to so comply does not adversely affect the Bank.

     (b) The Bank's liability for its negligence in executing or failing to execute a Fund's Written Instructions received through ACCESS shall be only with respect to a transfer or failure to transfer funds that is not in accordance with such Written Instructions after such instructions have been duly acknowledged by the Bank, and shall be contingent upon the Fund complying


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with the provisions of Section 6(d) below, and shall be limited to (i)
restoration of the principal amount mistransferred, if and to the extent that the Bank would be required to make such restoration under applicable law, and (ii) the lesser of (A) a Fund's actual pecuniary loss incurred by reason of its loss of use of the mistransferred funds or the funds which were not transferred, as the case may be, or (B) compensation for the loss of the use of the mistransferred funds or the funds which were not transferred, as the case may be, at a rate per annum equal to the average federal funds rate as computed from the Federal Reserve Bank of New York's daily determination of the effective rate for federal funds, for the period during which a Fund has lost use of such funds. In no event shall the Bank have any liability for failing to execute Written Instructions for the transfer of funds which are received by it through ACCESS other than through the applicable transfer module for the particular instructions.

     (c) Without limiting the generality of the foregoing, it is hereby agreed that in no event shall the Bank or any manufacturer or supplier of its computer equipment, software or services be responsible for any special, indirect, incidental or consequential damages which a Fund may incur arising out of or in connection with ACCESS or the services provided thereby, even if the Bank or such manufacturer or supplier has been advised of the possibility of such damages and regardless of the form of action.

     (d) Each Fund shall notify the Bank of any errors, omissions or interruptions in, or delay or unavailability of, ACCESS as promptly as practicable, and in any event within one Business Day after the earliest of
(i) discovery thereof, (ii) the date discovery should have occurred through the exercise of reasonable care, and (iii) in the case of any error, the date of the earliest notice to such Fund which reflects such error.

     7.     Funds Transfer Back-Up Procedure. (a) In the event ACCESS is
            --------------------------------
inoperable and a Fund is unable to utilize ACCESS for the transmission of Written Instructions to the Bank to transfer funds, the Fund may give Oral Instructions regarding funds transfers, it being expressly understood and agreed that the Bank's acting pursuant to such Oral Instructions shall be contingent upon the Bank's verification of the authenticity thereof pursuant to the Call-Back Security Procedure set forth on Schedule III hereto (the "Procedure"). In this regard, each Fund shall deliver to the Bank a Funds Transfer Telephone Instruction Authorization in the form of Schedule III-A hereto, identifying the individuals authorized to deliver and/or confirm all such Oral Instructions. Each Fund understands and agrees that the Procedure is intended to determine whether Oral Instructions received pursuant to this Section are authorized but is not intended to detect any errors contained in such instructions. Each Fund hereby accepts the Procedure and confirms its belief that the Procedure is commercially reasonable.

     (b) The Bank shall have no liability whatsoever for any funds transfer executed in accordance with Oral Instructions delivered and confirmed pursuant to this Section 7 and Schedule III hereto. The Bank's liability for its negligence in executing or failing to execute any such Oral Instructions shall be determined by reference to Section 6(b) of this Article.

     (c) The Bank reserves the right to suspend acceptance of Oral Instructions pursuant to this Section 7 if conditions exist which the Bank, in its sole discretion, believes have created an unacceptable security risk.

                                  ARTICLE VI
                              CONCERNING THE BANK
                              -------------------

     1.     Standard of Care; Presentment of Claims. Except as otherwise
            ---------------------------------------
provided herein, the Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorney's fees) incurred by a Fund, except those costs, expenses, damages, liabilities or claims arising out of negligence, bad faith or willful misconduct of the Bank or any of its employees. In connection with the foregoing, it is expressly acknowledged and agreed that in processing and paying drafts drawn on an Account the Bank has no particular expertise in determining the genuineness of drawer signatures, and the Bank shall be deemed to have acted without negligence, and shall not be liable, for the payment of any draft containing a forged drawer signature where such signature reasonably appears to be genuine. All claims against the Bank hereunder shall be made by the respective Fund as promptly as practicable, and in any event within 6 months from the date of the action or inaction on which such claim is based, and shall include documentation evidencing such claim and loss.

     2.     No Liability. The Bank shall have no obligation hereunder for
            ------------
costs, expenses, damages, liabilities or claims, including attorney's fees, which are sustained or incurred by reason of any action or inaction by the Federal Reserve wire transfer system or the New York Automated Clearing House. In no event shall the Bank be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     3.     Indemnification. Each Fund shall indemnify and exonerate, save and
            ---------------
hold harmless the Bank from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorney's fees and expenses, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with its performance under this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of the Bank or any of its employees. This indemnity shall be a continuing obligation of each Fund notwithstanding the termination of this Agreement, or any Account, with respect to a Fund.

     4.     No Obligation to Inquire. Without limiting the generality of the
            ------------------------
foregoing, the Bank shall in no event be under any obligation to inquire into, and shall not be liable for:

     (a) the authority of any Authorized Person acting on behalf of a Fund in connection with this Agreement;

     (b) The genuineness of any drawer signature on any draft deposited in any Account, or whether such signature is a forgery, other than the signature of the drawer of any draft drawn on the Bank;

     (c) the existence or genuineness of any endorsement or any marking purporting to be an endorsement on any draft deposited in any Account, or whether such endorsement or marking is a forgery, it being expressly understood that all risks associated with the acceptance by the Bank of any draft payable to a payee other than a Fund for deposit in any Account pursuant to Oral or Written Instructions by the Fund shall be borne by such Fund.

     (d) any discrepancy between the pre-printed investment stub (other than a substitute stub created by the Bank) and the payee either named on a draft or written on the face thereof, provided the Bank has acted in accordance with the investment stub;

     (e) any disbursement directed by any Fund, regardless of the purpose therefor;

     (f) any determination of the Share balance of any Shareholder whose name is signed on any redemption draft;

     (g) any determination of length of time any Shares have been owned by any Shareholder or the method of payment utilized to purchase such Shares by such Shareholder;

     (h) any claims, liens, attachments, stays or stop orders with respect to any Shares, proceeds, or money, other than a stop payment placed by a Fund on a draft drawn by such Fund on its Account;

     (i) the propriety and/or legality of any transaction in any Account pursuant to this Agreement;

     (j) the lack of authority of any person signing as a drawer of a draft, provided such person and his specimen signature is specified in the certificate of authorized signatures last received by the Bank; or

     (k)    whether any redemption draft equals or exceeds any minimum amount.

     5.     Reliance Upon Instructions. The Bank shall be entitled to rely
            --------------------------
upon any Written or Oral Instructions received by the Bank. Each Fund agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the Bank. Each Fund agrees that the fact that such confirming Written Instructions are not timely received or that contrary Written Instructions are received by the Bank shall in no way affect the validity or enforceability of the transactions previously authorized.

     6.     Force Majeure. The Bank shall not be responsible or liable for
            -------------
any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computers (hardware or software), transportation, or communications service; mechanical breakdowns; interruption or loss of ACCESS (except as otherwise provided in Section 7 of Article V); accidents; acts of civil or military authority; governmental actions; labor disputes;
or inability to obtain labor, material, equipment or transportation.

     7.     No Implied Duties; Performance According To Applicable Law. The
            ----------------------------------------------------------
Bank shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II hereto or are incidental to such duties or responsibilities, and no covenant or obligation shall be implied in this Agreement against the Bank. Except as otherwise provided herein, the Bank's duties and responsibilities hereunder shall be performed in accordance with applicable laws, regulations and rules, including but not limited to the New York
Uniform Commercial Code,

Federal Reserve Regulation CC and the Operating Rules of the New York Automated Clearing House, and the Bank shall have no obligation to take actions which in the reasonable opinion of the Bank are either inconsistent with, or prejudice or impair the Bank's rights under, any such laws, regulations and rules.

     8.     Requests for Instructions. At any time the Bank may apply to
            -------------------------
an officer of a Fund for Oral or Written Instructions with respect to any matter arising in connection with the Bank's duties and obligations with respect to an Account of such Fund, and the Bank shall not be liable for any action taken or permitted by it in good faith in accordance with such Oral or Written Instructions. Such application for Oral or Written Instructions may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which shall be at least 5 days after the date of such Fund's receipt of such application) unless, prior to taking or omitting any such action, the Bank has received Oral or Written Instructions in response to such application specifying the action to be taken or omitted. The Bank may apply for an obtain the advice and opinion of counsel to each Fund or of its own counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

     9.     Delegation of Duties. The Bank may delegate any of its duties and
            --------------------
obligations hereunder to any delegee and may employ agents or attorneys-in-fact; provided however, that no such delegation or employment by the Bank shall discharge the Bank from its obligations hereunder. The Bank shall have no liability or responsibility whatsoever if any delegee, agent or attorney-in-fact shall have been selected or approved by a Fund. Notwithstanding the foregoing, nothing contained in this paragraph shall obligate the Bank to effect any delegation or to employ any agent or attorney-in-fact.

     10.    Fees; Invoices. (a) For its services hereunder, each Fund agrees to
            --------------
pay the Bank (i) its out-of-pocket expenses, (ii) the monthly fees and compensation set forth on Schedules I and II attached hereto, and (iii) any negative Calendar Month Earnings Credits, and such other amounts as may be mutually agreed upon from time to time. The Bank shall provide each Fund with a monthly activity analysis detailing service volumes, and including average Account Available Balances and average ledger balances, and all fees owing for such month.

     (b) The Bank shall submit periodic invoices specifying the amount of all out-of-pocket expenses, fees, compensation and negative Calendar Month Earnings Credits then due hereunder. The Bank may, and is hereby authorized by each Fund, to charge such amounts to the appropriate Fund's Account(s), but only if such amounts remain unpaid for fifteen (15) days after the end of the period to which such amounts relate.

     11.    Application of Calendar Month Earnings Credits. (a) Any positive
            ----------------------------------------------
Calendar Month Earnings Credit for a calendar month shall be applied only as follows and only in the specified order:

     (i) First, applied against such compensation, fees, but not out-of-pocket expenses, payable by such Fund to the Bank under this Agreement for such month; and

     (ii) Second, applied against such compensation, fees, and negative Calendar Month Earnings Credits, but not out-of-pocket expenses, payable by such Fund to the Bank under this Agreement for any subsequent month in the same calendar year.

     (b) Except as provided above, in no event may any Calendar Month Earnings Credit be applied to any month other than the month in which it was earned. Calendar Month Earnings Credits may not be transferred to, or utilized by, any other Fund, person or entity. The portion, if any, of any Calendar Month Earnings Credit not used by a Fund may be carried, but only forward; provided, however, that in no event may any Calendar Month Earnings Credit, including those earned during the fourth calendar quarter, be carried beyond the end of the calendar year in which earned.

                                  ARTICLE VII
                                  TERMINATION
                                  -----------

     1.     Prior Notice. This Agreement may be terminated by either the Bank
            ------------
giving to any Fund, or any Fund giving to the Bank, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice. Notwithstanding the foregoing, the Bank reserves the right to terminate this Agreement at any time upon 30 days prior written notice if any of the conditions precedent set forth in Article II, paragraph 3 are unfulfilled.

      2.    Obligations Upon Termination. Upon any termination, the Bank's
            ----------------------------
sole obligations, which shall arise only after, and not before, each Fund which is the subject of such termination has paid to the Bank all out-of-pocket expenses, fees, compensation, negative Calendar Month Earnings Credits and other amounts owed by such Fund to the Bank, shall be (i) to deliver to such Fund such records, if any, as may be owned by such Fund, in the form and manner kept by the Bank on such date of termination, and
(ii) to pay any funds held hereunder for such Fund to such Fund.

                                 ARTICLE VIII
                                 MISCELLANEOUS
                                 -------------

      1.    Certificates of Authorized Persons. Each Fund agrees to furnish
            ----------------------------------
to the Bank a new certificate of Authorized Persons in the event that any present Authorized Person of such Fund ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new certificate is received, the Bank shall be fully protected in acting under the provisions of this Agreement upon Oral or Written Instructions or signatures of the present Authorized Persons as set forth in the last delivered certificate.

      2.    Notices. (a) Any notice or other instrument in writing, authorized
            -------
or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at
110 Washington Street, 15th Floor, New York, New york 10286, Attention:
                                                             ---------
Division Manager - Mutual Funds, or at such other place as the Bank may from time to time designate in writing.

      (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to a Fund shall be sufficiently given if addressed to a Fund and received by it at 1801 Park 270 Drive - Suite 220,
St. Louis, Missouri 63146, Attention: ----------------, or at such other place
                           ---------
as such Fund may from time to time designate in writing.

      3.    Cumulative Rights and No Waiver. Each and every right granted to
            -------------------------------
the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

      4.    Severability. In case any provision in or obligation under this
            ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

      5.    Amendments. This Agreement may not be amended or modified in
            ----------
any manner except by a written agreement executed by the Bank and each Fund to be bound thereby, and, except in the case of an amendment to Schedules I and II hereto, authorized or approved by a resolution of each Fund's board of directors.

      6.    Headings. The headings in this Agreement are inserted for
            --------
convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

      7.    Applicable Law; Consent to Jurisdiction; Jury Trial Waiver. This
            ----------------------------------------------------------
Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

      8.    No Third Party Beneficiaries. The provisions of this Agreement
            ----------------------------
are intended to benefit only the Bank and each Fund and their respective permitted successors and assigns, and no right shall be granted to any other person by virtue of this Agreement.

      9.    Successors and Assigns. This Agreement shall extend to and shall
            ----------------------
be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of the Bank and authorized or approved by a resolution of such Fund's board of directors, or by the Bank without the prior written consent of the affected Fund(s).

      10.   Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                                    - 10 -
      11.   Several Obligations. The parties acknowledge that the obligations
            -------------------
of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.

                                   By:  /s/ Timothy C. Nicholson
                                      ------------------------------------
                                        on behalf of each Fund identified
                                        on Schedule A attached hereto


                                   THE BANK OF NEW YORK


                                   By:  /s/ Al Ratcliffe
                                      ------------------------------------
                                   Title:   VP

                                  SCHEDULE A

                                 Name of Fund
                                 ------------


Walnut Street Funds, Inc.

                                   EXHIBIT A


      I,         of          (the "Fund"), a              corporation do
hereby certify that:

      The following individuals have been duly authorized by the Board of Directors of the Fund in conformity with the Fund's Articles of Incorporation and By-Laws to give Oral Instructions and Written Instructions on behalf of the Fund, for purposes of the Fund's Cash Management and Related Services Agreement, and the signatures set forth opposite their respective names are their true and correct signatures.



              Name                               Signature

------------------------------           ------------------------------

------------------------------           ------------------------------

------------------------------           ------------------------------

------------------------------           ------------------------------

------------------------------           ------------------------------









                                         ------------------------------
                                             [Title of Officer]

                                   Schedule I

                           Cash Management Services
                           ------------------------


I.  DRAFT DEPOSITS
    --------------

a)  Lock Box
    --------

*   Mail pick-ups will be made several times a day from designated P.O. boxes.

* Upon receipt by the OCR Processing Department, all payments will be processed by reading optical character recognition (OCR) information printed on the remittance document. The payment amount will be based on the draft(s) accompanying the document.

* The Bank will microfilm investment drafts daily and forward original remittance stubs grouped by batch as instructed by the Fund.

* Film research on payment drafts will be handled by the Bank. The Bank will respond in two business days.

* The Bank will endorse and microfilm drafts received through a mutually agreed upon cut off time and transmit a daily file of the items processed at a mutually agreed upon time via Access. Each transmission will include for each transaction, the Fund code, account number, batch control number and investment amount. The Bank will allow up to two blocking sorts to be defined by the Fund and agreed on by the Bank. (The transmitted file will be retained by the Bank for 5 business days.)

b)  OCR Special Handling Items
    --------------------------

* In the absence of a machine readable remittance stub, the Bank will create a substitute document if the investor's Fund code and account number is written on the face of the draft.

* Multiple drafts with one remittance stub will be processed provided the amount stated on the remittance document proves to the sum of the drafts. If an amount is not indicated, the payment will be processed based on the total of the drafts. The longest hold period will govern the blocking indicator.

    One draft with multiple remittance stubs will be processed provided amounts are stated on the stubs and they prove in the aggregate.

                                  Schedule I
                           Cash Management Services


    Multiple drafts and/or multiple stubs not in proof will be forwarded no later than the end of the next business day by overnight courier as directed by the Fund for disposition.

* Any drafts received below the minimum acceptance amount will be forwarded no later than close of business on the next business day by overnight courier as directed by the Fund for disposition.

* Any drafts received by the Bank for investment which cannot reasonably be processed will be forwarded no later than close of business on the next business day by overnight courier as directed by the Fund for disposition.

* Except for drafts drawn on Canadian banks in U.S. Dollars (which shall be processed), drafts drawn on other foreign banks in U.S. Dollars will be forwarded to the Bank's foreign collection department for remittance. Drafts not drawn in U.S. Dollars, including Canadian banks, will be forwarded no later than the end of the next business day as directed by the Fund by overnight courier for disposition.

* Correspondence accompanying any investment will be forwarded unread as directed by the Fund with an indication "Payment in Process". The payment will be processed according to the accompanying stub. If no stub is included, the Bank will use reasonable efforts to invest the draft.

c)  Deposits
    --------

* The Bank will accept deposits of encoded and unencoded items (batched separately) at mutually agreed upon intervals.

* The Bank will notify the Fund of any discrepancies between the deposit total and the amount written on the deposit slip. The deposit will be posted for the amount equal to the drafts.

d)  Return on Deposits
    ------------------

* The Bank will forward return items as directed by the Fund by overnight courier no later than the close of business on the next business day.

                                   Schedule I
                            Cash Management Services


II. REDEMPTION DRAFTS
    -----------------

* The Bank will provide, interim notifications by Fund, of the aggregate dollar amount of drafts received by the Bank up to the time of notification with a final notification by approximately 2:00 p.m.
    New York time via Access.

* The Bank will send as directed by the Fund an electronic transmission(s) via Access containing the Fund code, account number, amount, draft number and microfilm reference number for drafts presented that day by approximately 3:00 p.m. on each business day. The Bank will also send no later than the end of the next business day by overnight courier a hard copy report reflecting the data previously sent by electronic transmission as directed by the Fund.

*   The Bank will provide a microfilmed copy of all paid redemption drafts.

* The Bank will verify signatures to a file maintained and updated and made available on-line by the Fund to the Bank or a file maintained by the Bank and updated by the Fund. At its discretion, the Bank will return unpaid any draft if it believes the signature of the drawer is invalid, as well as, unsigned drafts. Any person authorized by the Fund may review these items and override the Bank's decision by providing an authorization to pay a draft at a mutually agreed upon cut off time.

* The Bank will return redemption drafts provided written instructions are received from an authorized person at a mutually agreed upon cut off time. The reason for the return must be included with such instruction.

* The Bank will either warehouse or forward paid redemption drafts sorted upon request as directed by the Fund for disposition.

                                  Schedule I
                           Cash Management Services


III. INCOMING FED WIRES
     ------------------

* The Bank will post all incoming Funds Transfer transactions when the complete Demand Deposit Account is provided on the wire.

* The Bank will use reasonable efforts to apply incoming Funds Transfer transactions when only the name of the Fund is provided on the wire.

IV. OUTGOING FED WIRES
    ------------------
* The Bank will send all wires with respect to which instructions are received via Access by 4:00 p.m. each Bank business day by the close of business that day.

* The Bank will send all wires with respect to which instructions are received and confirmed via the Funds Transfer Call Back Security Procedure by 4:00 p.m. each Bank business day, by the close of business that day.

V.  DRAFTS DRAWN BY THE FUND
    ------------------------

a)  ARP
    ---

* The Bank will provide the Transfer Agent with full or with partial reconciliation and, if requested, on-line inquiry capability via Access.

* The Fund will arrange for a transmission via Access of an automated drafts issued file to the Bank daily, weekly or monthly in the Bank's format, if the Fund selects the Bank's full reconciliation package.

* The Bank will provide daily/monthly transmissions via Access for updates on paid items.

b)  STOP PAYMENTS (Excluding Redemption Drafts)
    -------------------------------------------

* The Bank will accept written stop payment requests on drafts issued by the Fund, and maintain appropriate stop payment files in accordance with applicable regulations and banking practices.

c)  Warehousing
    -----------

* The Bank will warehouse paid drafts up to seven years as directed by the Fund.

                                   Schedule I
                           Cash Management Services


VII. ACH PROCESSING
     --------------

a)  Pre-Notification
    ----------------

* The Bank will accept pre-notifications via Access in ACH format to be forwarded pursuant to ACH processing guidelines.

b)  ACH Receives
    ------------

* The Bank will post ACH items received via Access in good order to the account for each Fund on settlement day. Details will be transmitted or displayed via Access.

c)  ACH Originated
    --------------

* Upon receipt via Access of properly formatted ACH files by 5:30 p.m., the Bank will process ACH items by applicable NYACH deadlines for next day settlement and post the appropriate Fund account on settlement day.

d)  ACH Reversals
    -------------

* ACH reversal items will be transmitted via Access and the Bank will debit/credit the appropriate Fund account on settlement day.

e)  ACH Returns And Notification of Changes
    ---------------------------------------

* The Bank will forward ACH Returns and notification of changes as directed by the Fund no later than the end of the next business day after settlement.

IX. REPORTING SERVICES VIA ACCESS
    -----------------------------

    The Bank will make available information reporting and transaction services as follows:

a)  Balance Reporting
    -----------------

    The Bank will provide Access to reports of prior business day balances and information on total credits and total debits by type of transaction. The service will be available on each business day and is currently available at 8:00 a.m., however, such time may be amended from time-to-time by the Bank.

    The detail report will provide information on the individual debits and credits.

                                  Schedule I
                            Cash Management Services


b)  Dynamic Information Reporting
    -----------------------------

    The Bank will provide Access to an on-line, real time database containing intra-day balance information. The detail report can provide selected key information or full text, about each wire transfer, debit and credit, as they are processed. The service will be available on each business day and is currently available from 7:00 a.m. to 10:00 p.m., New York time, however, such time may be amended from time-to-time by the Bank.

c)  Automatic Advice
    ----------------

* The Bank will provide via Access the full text on all incoming and outgoing transfers, through a dedicated and self-activating high-speed terminal printer located at any site requested by the Fund.

d)  Item Status Report
    ------------------

* The Bank will provide via Access a report which reflects the current status of wire transfer payments sent through the Bank's micro/CA$H-Register system. Three business days of history can also be provided.

e)  Direct Customer Inquiry
    -----------------------

* The Bank will provide direct on-line Access to a history file to retrieve the detail of incoming and outgoing wire transfers that occurred during the most recent three month period. Different search criteria may be used, e.g. transaction reference number, account/amount date.

f)  Account Reconciliation Plan ("ARP") Inquiry
    -------------------------------------------

* The Bank will provide ARP Inquiry which will allow the Fund to Access the Bank's reconciliation data files (current/history) to determine the status of a draft and to place stop payment instructions directly on-line. When a stop payment has been accepted, the system will respond with a confirmation number.

    The following business day, the system may be Accessed for a consolidated report of the prior business day's stop payments.

                                                                                                                     3/29/93
                                                            SCHEDULE II

                                                     CASH MANAGEMENT SERVICES

                                                         DEPOSIT SERVICES
                                                         ----------------

                                                 FEE                 COMMENTS
                                                 ---                 --------
MONTHLY MAINTENANCE                              $ 50.00             CHECKING ACCOUNT
DEPOSIT TICKET                                      1.10             CASH LETTER/DEPOSIT
DEPOSIT ITEM                                         .17             UNCODED CASH LETTER ITEM
                                                                     E.G. CASH LETTER; OCR
DEPOSITED ITEM RETURNED                            15.00
RE-DEPOSIT OF RETURN ITEMS                          1.00
DUP. ADVICE FOR RETURN ITEMS                        2.00
PAID CHECK                                           .17
RETURNED CHECK                                     20.00             DRAWN ON BNY
CERTIFIED CHECK                                    10.00
STOP PAYMENT/MANUAL                                20.00             WRITTEN/ORAL
STOP PAYMENT-AUTOMATED                              6.00
INTERNAL DEBIT                                       .60
INTERNAL CREDIT                                      .60
SPECIAL STATEMENT HANDLING - DUPS                   7.50             SPECIAL CUTOFF E.G.
   - SPECIAL CUTOFF                                20.00             WEEKLY AND/OR DUPLICATE
EXCESSIVE ENCODED REJECTS                            .25
MAKERS NAME/CHECK COPY                              7.50
RETURN ITEM PHOTOCOPY                               7.50
FDIC INSURANCE                       PER FDIC SCHEDULE               BASED ON CLOSING LEDGER BALANCE ON LAST
                                                                     BUSINESS DAY OF EACH QUARTER (CURRENT
                                                                     RATE IS .26% LESS 16.67% FLOAT ALLOWANCE)
CHECK MICROFILM COPY (EACH)                         7.50

FOREIGN COLLECTION ITEM (DEBIT FROM PRINCIPAL)     50.00             E.G. DRAWN ON FOREIGN BANK; DOMESTIC NOTE

FOREIGN RETURN CHECK                               25.00             OVER AND ABOVE COLLECTION ITEM CHARGE

MICROFILM (REEL OR CASSETTE)                       25.00             PAID CHECKS; REPORTS, ETC.
MICROFICHE                                          5.00             LOCK BOX/REPORTS, ETC.
DETAIL VIA TAPE                                    25.00             REDEMPTION CHECKS; PAID
DETAIL VIA TRANSMISSION                            10.00             CHECKS; OCR DETAIL; ACH FILES, ETC.

AUDIT CONFIRMATIONS                                50.00             PER ACCOUNT


                                                SHAREHOLDER CHECK CLEARING SERVICES
                                                -----------------------------------

OCR LOCK BOX PROCESSING
-----------------------

- MONTHLY MAINTENANCE                             125.00             EACH POST OFFICE BOX
- LOCKBOX ITEM                                       .50
- SPECIAL HANDLING                                   .25             SUBSTITUTE REMITTANCE
                                                                     DOCUMENT AND/OR MULTIPLE ITEMS
- HARDCOPY REPORTS                                420.00             MONTHLY CHARGE




                                                                                                                      3/29/93
                                                            SCHEDULE II

                                                      CASH MANAGEMENT SERVICES

                                                                (2)

SHAREHOLDER CHECK CLEARING SERVICES (CONT'D)
--------------------------------------------

                                                 FEE                          COMMENTS
                                                 ---                          --------
ACH PROCESSING
--------------

Monthly Maintenance                            125.00                Per Family of Funds

File Input                                     $30.00

Combined File Input                            $10.00

Input - Late File                              $50.00

Input - Special Handling Required              $50.00

Notification of Change                          $2.50                 1 - 21 per item, per month
                                                  .12                22 - up per item per month

Credit Received                                   .25                 (Fed charges are
Debit Received                                    .28                 out-of-pocket expenses)

Originating                                       .08

Returned Debit/Credit                           15.00                 1 - 15
                                                 8.00                16 - 30
                                                 4.00                31 and over

REDEMPTION CHECK PROCESSING
---------------------------

- Check Item                                      .18                Without Signature Verification

                                                  .50                <F*>Includes Signature
                                                                     Verification, Pulls on Customer
                                                                     Instruction and File Maintenance

- Tel Notification of Paid Check               250.00/mo
  Totals

- Microfilm (Reel or Cassette)                  25.00

- Fine Sort                                       .03                Each Check

- Return Check                                  15.00

- Return Check Under Min.                       15.00


  <F*> Assumes signatures and changes are provided in an automated medium, and check orders are a direct purchase of the Fund.



                                                                                                                      3/29/93
                                                            SCHEDULE II

                                                      CASH MANAGEMENT SERVICES

                                                                (3)

                                                           FUNDS TRANSFER
                                                           --------------

                                                 FEE                 COMMENTS
                                                 ---                 --------
OUTGOING FED FUNDS/CHIPS/BOOK TO BOOK
-------------------------------------

- FAST Process                                  6.50
- Operator Intervention - Repair                1.50                 Additional

INCOMING FED FUNDS/CHIPS
------------------------
- FAST Process                                  5.50                 Current Fed Charges are

MANUAL INQUIRIES                               50.00
----------------

TELEPHONE ADVICE                                5.00                 Notify recipient for outgoing wire.
----------------                                                     Notify sender for incoming wire. Upon
                                                                     request only.

OFFICIAL CHECK ISSUANCE
-----------------------

- FAST Process                                  6.50
- Operator Intervention - Repair                1.50                 Additional

                                        ACCOUNT RECONCILIATION SERVICES
                                        -------------------------------
CONTROLLED DISBURSEMENT SERVICES              95.00/month            Per Account
--------------------------------

FULL ACCOUNT RECONCILIATION
---------------------------

Monthly Maintenance                          175.00/Acct.            Assumes Mo. Cycle
Full ARP Paid Item with Controlled
Disbursement                                                         Includes Paid Check and History
  under 50,000 =                                .185
  over  50,000 =                                .155

Full ARP Paid Item without Controlled
Disbursement                                                         Includes Paid Check and History
  under 50,000 =                                .205
  over  50,000 =                                .175

Fine Sort                                       .05

PARTIAL ACCOUNT RECONCILIATION
------------------------------

Monthly Maintenance                           90.00/Acct.            Assumes Mo. Cycle
Partial ARP Paid Item with Controlled
Disbursement                                                         Includes Paid Check and History
  under 50,000 =                                .175
  over  50,000 =                                .145



                                                                                                                      3/29/93
                                                            SCHEDULE II

                                                      CASH MANAGEMENT SERVICES

                                                                (4)

ACCOUNT RECONCILIATION SERVICES (CONT'D)
----------------------------------------

                                                 FEES                COMMENTS
                                                 ----                --------
Partial ARP Paid Item without Controlled                             Includes Paid Check and History
Disbursement
  under 50,000 =                                .195
  over  50,000 =                                .165

Fine Sort                                       .05

ADDITIONAL TAPE INPUT                         30.00                  Optional
---------------------

CHECK WAREHOUSING                               .01/check            Maximum Three Years
-----------------

DDA ZERO BALANCE SERVICE
------------------------

Monthly Maintenance                           65.00
Internal Transfer                               .60
Paid Check                                      .17                  Without Full or Partial ARP

                                           ELECTRONIC BANKING SERVICES
                                           ---------------------------
BALANCE REPORTING                                                    Prior Day Information
-----------------

Per Access                                      4.50
Per Summary/Detail Fields Loaded                 .20
Per summary/Detail Fields Reported               .10

                TIME CRITICAL REPORTS
                ---------------------

DYNAMIC REPORT                                                       Intra-Day Balance/Detail
--------------

Per Access                                      3.00                 Per Account
Per Item - Abbreviated Text                      .25
Per Item - Full Text                            1.00

AUTOMATIC ADVICE                                                     Same Day Wire Status
----------------

Per Month                                     167.00                 Per Account
Per Item                            N.Y C. =     .75
                         Metropolitan N.Y. =     .80
                            Eastern U.S.A. =    1.15
                            Western U.S.A. =    1.35
Mail Advice                                      .50

micro/CA$H-Register SOFTWARE MAINTENANCE
----------------------------------------

micro/CA$H-Register                           400.00                 Per Installation
Installation                                   50.00                 Per Month
Per Customer ID

ITEM STATUS REPORT                                                   Same Day Wire Status
------------------

Per Month                                      50.00                 Per Family of Funds



                                                                                                                      3/29/93
                                                            SCHEDULE II

                                                      CASH MANAGEMENT SERVICES

                                                                (5)

ELECTRONIC BANKING SERVICES (CONT'D)
------------------------------------

                                                 FEE                          COMMENTS
                                                 ---                          --------
DIRECT FINANCIAL LINK                          No Charge
---------------------

DIRECT CUSTOMER INQUIRY                        No Charge
-----------------------

ARP INQUIRY                                       80.00/month        Per Family of Funds
-----------
Stop payment                                       6.00              On-line stops

ACH INQUIRY (TOTALS ONLY)                         80.00/month        Per Family of Funds
-------------------------

ACH SPECIAL RECEIPTS (DETAIL & TOTALS)            80.00/month        Per Family of Funds
--------------------------------------

ACH DEBIT CONTROL                                 25.00/month        Auto Bounce of Incoming Debits
-----------------

DRAFT CHECK INQUIRY (TOTALS)                      75.00/month        Per Family of Funds
----------------------------

ZERO BALANCE INQUIRY                              75.00/month        Per Family of Funds
--------------------

ZERO BALANCE DETAIL                               75.00/month        Per Family of Funds
-------------------

Note: Out-of-pocket expenses resulting from the delivery of services, including but not limited to, courier, stationary and supplies, research, Federal Reserve surcharges, postage expenses, etc. will be charged in addition to the above fees.

                                    SCHEDULE III
                      FUNDS TRANSFER CALL BACK SECURITY PROCEDURE
                      -------------------------------------------

I.   Initiating and Confirming Funds Transfers Instructions
-----------------------------------------------------------

     * The Fund caller will state his or her name and confidential identification number.

     * BNY will determine whether the Fund caller is authorized to give Funds Transfer instructions, by reference to Schedule III - A hereto.

     * If the Fund caller is authorized, BNY will telephone a Fund individual, who is listed on Schedule III - A as a person authorized, to confirm instructions.

     * BNY will ask for the person's code. If correct, BNY will confirm the instructions.

     * Once confirmed, instructions cannot be revoked or amended unless received in a subsequent confirmed instruction. BNY will attempt to execute subsequent confirmed instructions, if practical under the circumstances, but with no obligation to do so.

II.  Instructions
-----------------

     * To avoid duplication, the Fund should not send written confirmations of telephone instructions to BNY. If written instructions are received, BNY will not be responsible for losses incurred as a result of duplication.

     * Changes or additions to Schedule III - A can only be made by written instructions from a person believed by BNY to be an authorized officer of the Fund

     * Deletions of any persons identified on Schedule III - A can be telephoned into the manager of Funds Transfer. BNY will tape record the conversation. The telephone call must be promptly confirmed in writing by the Fund.

III. Responsibility
-------------------

     *   BNY will change the authenticating codes periodically.

     * New codes cannot be used until an Acknowledgment Form, signed by an authorized Officer of the Fund, is returned and received by BNY.

     * The Fund is responsible to safeguard the confidentiality of the assigned numbers and codes provided by BNY, and BNY shall not be liable for any loss arising from any unauthorized use.

     * BNY will request the assigned number, code and name. BNY will verify the information given, however, BNY cannot verify the identity of the caller, nor can BNY detect any errors contained in the instructions.


6/22/92

                             SCHEDULE III - A

                  FUNDS TRANSFER TELEPHONE INSTRUCTION
                   AUTHORIZATION - CALL BACK SERVICE

  TO:    The Bank of New York
         Funds Transfer Division
         Route #2, Box 245
         Airport Road
         Oriskany, N.Y.  13424
         Attention: Manager Domestic Department

FROM:    Customer Mailing
         Address:

    I. Names of persons authorized to initiate funds transfer instructions on behalf of the Funds by telephone:

         Name                                Telephone
         ----                                ---------
         -------------------------------     ------------------------------

         -------------------------------     ------------------------------

         -------------------------------     ------------------------------

         -------------------------------     ------------------------------
         NOTE:
         Strike through lines not used. Please type names.

   II. Names of persons authorized to confirm funds transfer instructions on behalf of the Funds:
         (If desired, the same names may be listed to initiate and confirm.)

         Name                                Telephone
         ----                                ---------
         -------------------------------     ------------------------------

         -------------------------------     ------------------------------

         -------------------------------     ------------------------------

         -------------------------------     ------------------------------
         NOTE:
         Strike through lines not used. Please type names.

    We hereby authorize The Bank of New York to accept, confirm, and execute funds transfer instructions from the person(s) listed on this authorization form pursuant to and in accordance with the Cash Management and Related Services Agreement between the Funds and the Bank and
    Schedule III thereto. This authorization replaces and supersedes all prior authorizations and will remain in effect until revoked or amended in writing.

    Dated:                                   Corporate/Customer Name:
    Effective when accepted and              Name of Signer:
    implemented by
    The Bank of New York
    Funds Transfer Division                  By----------------------------
    Route #2, Box 245                          Authorized Officer Signature
    Airport Road
    Oriskany, N.Y. 13424